As filed with the Securities and Exchange Commission on August 4, 2009

Registration No. 333-126045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNCOR ENERGY INC.

(formerly PETRO-CANADA)

(Exact name of registrant as specified in its charter)

Canada	98-0343201
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

112 - 4th Avenue S.W.

Box 38

Calgary, Alberta

Canada T2P 2V5

(403) 269-8100

(Address of Principal Executive Offices including Zip Code)

Petro-Canada Employee Stock Option Plan

(Full title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8940

(Name and address of agent for service)

Copies To:

Terrence J. Hopwood	Adam M. Givertz
Senior Vice President and General Counsel	Shearman & Sterling LLP
Suncor Energy Inc.	Commerce Court West
112 - 4th Avenue S.W.	Suite 4405, P.O. Box 247
Box 38	Toronto, Ontario M5L 1E8
Calgary, Alberta	(416) 360-8484
Canada T2P 2V5
(403) 269-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On June 22, 2005, Petro-Canada, a Canadian corporation, filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-126045 (the “Registration Statement”), registering for issuance 28,500,000 common shares of Petro-Canada, issuable pursuant to the Petro-Canada Employee Stock Option Plan.

On August 1, 2009, pursuant to a plan of arrangement approved by the Court of Queen’s Bench of Alberta on June 5, 2009, Suncor Energy Inc., a Canadian corporation (the “Registrant”), and Petro-Canada, a Canadian corporation, amalgamated.  This post-effective amendment no. 1 is being filed to remove from registration the remaining unissued common shares of Petro-Canada registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, in the province of Alberta, on August 4, 2009.

SUNCOR ENERGY INC.

By:	/s/ Arlene Strom
Name:	Arlene Strom
Title:	Assistant Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard L. George	President and Chief Executive	August 4, 2009
Richard L. George	Officer and Director (Principal Executive Officer)

/s/ Bart Demosky	Chief Financial Officer	August 4, 2009
Bart Demosky	(Principal Financial and Accounting Officer)

/s/ John T. Ferguson	Chairman	August 4, 2009
John T. Ferguson

/s/ Mel E. Benson	Director	August 4, 2009
Mel E. Benson

/s/ W. Douglas Ford	Director	August 4, 2009
W. Douglas Ford

/s/ John R. Huff	Director	August 4, 2009
John R. Huff

/s/ Michael W. O’Brien	Director	August 4, 2009
Michael W. O’Brien

/s/ Eira M. Thomas	Director	August 4, 2009
Eira M. Thomas

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative of Suncor Energy Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrant in the United States on August 4, 2009.

SUNCOR ENERGY (USA) INC.
Authorized Representative in the United States

By:	/s/ Janice B. Odegaard
Name: Janice B. Odegaard
Title: Assistant Secretary